                                                                     EXHIBIT 4.1

                          FIRST SUPPLEMENTAL INDENTURE

         This FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 10, 2003, is entered into by and between Coeur d'Alene Mines Corporation ("Coeur") and The Bank of New York (the "Trustee"), as trustee for Coeur's 9% Convertible Senior Subordinated Notes Due February 26, 2007 (the "Notes"). Reference is made to that certain Indenture, dated as of February 26, 2003, between Coeur and the Trustee (the "Indenture"). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Indenture.

                                    RECITALS

         WHEREAS, Coeur and the Noteholders have executed a Waiver and Consent, dated as of the date hereof (the "Waiver");

         WHEREAS, such Waiver approves the amendments to the Indenture as set forth herein; and

         WHEREAS, the Waiver was executed by 100% of the Noteholders.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The form of the Notes attached as Exhibit A to the Indenture is amended and restated in its entirety as set forth in Exhibit A attached hereto.

         2. Section 4.9 of the Indenture is deleted and is no longer applicable to Coeur or the Noteholders.

         3. Section 4.11 is amended and restated in its entirety as follows:

                  "The Company hereby agrees that it will hold a special meeting of stockholders to seek the Stockholder Approval by no later than June 30, 2004 and further agrees that it will use its commercially reasonable best efforts to obtain such Stockholder Approval."

         4. Section 5.1 of the Indenture is amended to add the following immediately after the first paragraph:

                  "Notwithstanding the foregoing, following the issuance of the Shares (as defined in those certain Early Conversion Agreements dated as of July 10, 2003 between the Company and the Holders identified therein (the "Early Conversion Agreements")) upon the conversion of the Securities pursuant to the Early

                  Conversion Agreements, the Notes will not be convertible pursuant to this Article V until the Amended Conversion Date (as defined in Exhibit A hereto)."

         5. Section 5.15(a) of the Indenture is amended and restated in its entirety as follows:

                  The Company may elect to automatically convert all of the Securities into Common Stock at the Conversion Price (an "Automatic Conversion") at any time after the Amended Conversion Date (as defined in Exhibit A hereto) and prior to Maturity if (i) the Daily Market Price of the Company's Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days during any 30-day Trading Day period (the occurrence of such an event being referred to herein as an "Automatic Conversion Trigger Event"), (ii) the shares of Common Stock issuable upon the Automatic Conversion are freely tradable pursuant to an effective Shelf Registration Statement under the Securities Act, (iii) the Common Stock is, or shall have been, approved for listing on the NYSE, the American Stock Exchange (the "Amex") or for quotation on the NASDAQ Stock Market (the "NASDAQ") prior to the Automatic Conversion Date; and (iv) all shares of Common Stock which may be issued with respect to the payment of interest on the Securities will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights.

         6. Section 5.16(a) of the Indenture is amended and restated in its entirety as follows:

                  Subject to the last sentence of this Section 5.16(a), if a holder elects to voluntarily convert Securities at any time after the Amended Conversion Date (as defined in Exhibit A hereto) and prior to Maturity, such holder will receive a payment of additional interest equal to Additional Interest (as defined in Section 5.15(b)) ("Additional Voluntary Conversion Interest") in shares of Common Stock, as long as the Company has not previously mailed an Automatic Conversion Notice. The shares of Common Stock will be valued at the VWAP per share of the Company's Common Stock for the five Trading Days immediately prior to the date that the holder has delivered to the Company its notice of election to convert, in substantially in the form attached to the Securities (which such notice may be provided via facsimile).

         7. Section 5.17 of the Indenture is amended and restated as set forth on Exhibit B attached hereto.

         8. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, except with respect to the execution hereof by the Trustee, nor shall the Trustee be responsible for or in respect of the recitals contained herein, all of which are made solely by Coeur.

         9. The internal laws of the state of New York shall govern this Supplemental Indenture, without regard to the conflict of laws provisions thereof.

        10. The Indenture, as amended by this Supplemental Indenture, shall continue to be and shall remain in full force and effect in accordance with its terms.

        11. This Supplemental Indenture may be executed by facsimile in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective authorized signatories as of the date first indicated above.

                                        COEUR D'ALENE MINES CORPORATION


                                        By: ____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                        THE BANK OF NEW YORK


                                        By: ____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                    EXHIBIT A

      Form of Amended and Restated 9% Convertible Senior Subordinated Note.

                             [FORM OF FACE OF NOTE]

                        [ORIGINAL ISSUE DISCOUNT LEGEND]

         FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $908.60, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $91.40, THE ISSUE DATE IS FEBRUARY 26, 2003 AND THE YIELD TO MATURITY IS 12.2811% PER ANNUM.

                           [GLOBAL SECURITIES LEGEND]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN SUCH NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNED HEREOF HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [RESTRICTED SECURITIES LEGEND]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS AN ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS

SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No. ______________

                                                            Cusip No. __________

                         COEUR D'ALENE MINES CORPORATION
                    9.0% CONVERTIBLE SENIOR SUBORDINATED NOTE
                                    DUE 2007
                         COEUR D'ALENE MINES CORPORATION

         Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company") promises to pay to ____________________________________________ the principal amount of $________ on February 26, 2007, and to pay interest thereon in the manner set forth on the reverse hereof accruing from February 26, 2003 at the rate of 9.0% per annum.

      Interest Payment Dates:        February 15 and August 15, commencing
                                     August 15, 2003

      Record Dates:                  February 1 and August 1

         Reference is hereby made to the further provisions of this Convertible Senior Subordinated Note set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, Coeur d'Alene Mines Corporation has caused this Convertible Senior Subordinated Note to be signed manually or by facsimile by its duly authorized officers.

Dated:  _______________
                                                 COEUR D'ALENE MINES CORPORATION


                                                 By:____________________________


                                                 By:____________________________

[Seal]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the 9.0% Convertible Senior Subordinated Notes due February 26, 2007 described in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By: ______________________________
    Authorized Signatory

                            [FORM OF REVERSE OF NOTE]

                         COEUR D'ALENE MINES CORPORATION

         9.0% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE FEBRUARY 26, 2007

         1. Interest. This note is one of a series of the 9.0% Convertible Senior Subordinated Notes due February 26, 2007 (the "Convertible Notes") issued by Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), pursuant to an indenture dated as of February 26, 2003, as amended by that First Supplemental Indenture dated as of July 10, 2003 (the "Indenture"), between the Company and The Bank of New York, as Trustee. The Company promises to pay interest on the Convertible Notes in cash or, at the option of the Company, in Common Stock, semiannually on each February 15 and August 15, commencing on August 15, 2003, to holders of record on the immediately preceding February 1 and August 1; provided, however, that the Company may only elect to pay interest in shares of Common Stock if such Common Stock has been registered pursuant to an effective Shelf Registration Statement under the Securities Act and if such issuance of shares of Common Stock would be permissable pursuant to Section 5.17 of the Indenture.

         In the event that the Company elects to pay interest in the Company's Common Stock, such Common Stock will be valued at 90% of the VWAP per share for the five Trading Days immediately preceding the second Trading Day prior to the interest payment date.

         Interest on the Convertible Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the date of issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the rate borne by the Convertible Notes, compounded annually.

         2. Method of Payment. The Company will pay interest on the Convertible Notes (except defaulted interest) to the persons who are registered holders of the Convertible Notes entitled to such payments at the close of business on the record date for the next interest payment date even if Convertible Notes are canceled after the record date and on or before the interest payment date. The holder hereof must surrender Convertible Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address. Additionally, the Company may, subject to certain conditions, pay interest (including without limitation, Additional Interest and Additional Voluntary Conversion Interest) by delivery of shares of Common Stock.

         3. Paying Agent and Registrar. The Trustee will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, co-registrar or Conversion Agent without prior notice. The Company or any of its Affiliates may act in any such capacity.

         4. Indenture. The terms of the Convertible Notes include those stated in the Indenture (which is incorporated hereby as though fully set forth herein) and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. The Convertible Notes are subject to, and ratified by, all such terms, certain of which are summarized hereon, and holders are referred to the Indenture and such Act for a statement of such terms. The Convertible Notes are unsecured obligations of the Company limited to (except as otherwise provided in the Indenture) an aggregate principal amount of $37,185,000 and are subordinated in right of payment to all existing and future Senior Debt of the Company as provided in the Indenture. Any holder of this Convertible Note shall be deemed to have agreed to and be bound by all the terms and conditions contained in the Indenture applicable to a holder of a Convertible Note. All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Indenture.

         5. Optional Redemption. The Convertible Notes are not subject to redemption at the Company's option prior to July 15, 2003. On such date and until the Amended Conversion Date (as defined in paragraph 10 below) and so long as (i) either (A) the Company has sufficient money on hand or borrowing availability to effect the proposed redemption or (B) the Company has put on deposit with the Trustee or with the Paying Agent money sufficient to effect the redemption, in either case as of the date that the Company sends the notice of redemption referred to in paragraph 6 below and (ii) the Common Stock issuable in connection with the payment of the Optional Redemption Interest referred to below has been registered pursuant to an effective Shelf Registration Statement under the Securities Act, the Convertible Notes will be subject to redemption at the option of the Company, in whole or in part (in any integral multiple of $1,000), upon not less than 30 nor more than 40 days' prior notice by mail at a price equal to (the "Redemption Price"), which shall be equal to the greater of
(y) the following redemption price (expressed as a percentage of the principal amount set forth below):

         DATE                                                                REDEMPTION PRICE
         -----------------------------------------------------------------   ----------------
         Beginning on July 15, 2003 and ending on February 25, 2004          102%

         beginning on February 26, 2004 and ending on February 25, 2007      101%

         February 26, 2007                                                   100%

in each case together with the Optional Redemption Interest (as defined below) and accrued and unpaid interest up to but not including the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date); or (z) an amount in cash equal to the fair market value (based on the VWAP for the five Trading Days preceding the date on which a Notice of Redemption is sent) of the shares of Common Stock that would have been issuable upon voluntary conversion by the Holder (as provided in Section 5.16 of the Indenture) of such Convertible Notes on the Trading Day immediately preceding the date on which the Notice of Redemption is mailed (and assuming that all accrued interest and Additional Voluntary Conversion Interest payable upon such conversion would have been paid through the issuance of additional shares of Common Stock, valued, in each case, in accordance with the terms hereof (such amount being referred to as the "As Converted Value")). On or after the redemption date, interest will cease to accrue on the Convertible Notes, or portion thereof, called for redemption.

         After the Amended Conversion Date, so long as the Company satisfies the requirements set forth above in this paragraph 5, the Convertible Notes are redeemable only at the Redemption Price set forth in clause (y) above.

         In the event the Company elects to redeem the Convertible Notes in accordance with clause (y) of this paragraph 5, the Company will pay Optional Redemption Interest on the principal amount of the Convertible Notes so redeemed. Subject to Section 5.17 of the Indenture, Optional Redemption Interest shall be payable in shares of Common Stock. The shares of Common Stock issuable in payment of any Optional Redemption Interest will be valued at the VWAP per share of the Company's Common Stock for the five Trading Days immediately prior to the date that the Company sends to the holders of the Convertible Notes the notices of redemption contemplated by paragraph 6 hereof. "Optional Redemption Interest" shall be equal to the interest that would have accrued and been payable in respect of the portion of the principal balance of the Convertible Notes called for redemption pursuant to this paragraph 5 had such principal portion of the Convertible Notes remained outstanding for the period commencing on the optional redemption date through the earlier to occur of (i) the two year anniversary of the optional redemption date and (ii) February 26, 2007.

         6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 40 days before the redemption date to each holder of the Convertible Notes to be redeemed at his address of record. The Convertible Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Convertible Notes, the Convertible Notes will be chosen for redemption by the Trustee in accordance with the Indenture. Unless the Company defaults in making such redemption payment, or the Paying Agent is prohibited from making such payment pursuant to the Indenture, interest will cease to accrue on the Convertible Notes or portions of them called for redemption on and after the redemption date.

         If this Convertible Note is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest payable on such interest payment date will be paid to the person in whose name this Convertible Note is registered at the close of business on such record date.

         7. Mandatory Redemption. The Company will not be required to make mandatory redemption payments with respect to the Convertible Notes. There are no sinking fund payments with respect to the Convertible Notes.

         8. Repurchase at Option of Holder. If there is a Designated Event, the Company shall be required to offer to purchase on the Designated Event Payment Date all outstanding Convertible Notes at a purchase price equal to 100% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest to the Designated Event Payment Date, plus an amount payable in cash equal to the sum of the interest that would have accrued and been payable in respect of the outstanding principal balance of the Convertible Notes that are tendered for redemption during the Tender Period following the occurrence of the Designated Event had such principal balance of the Convertible Notes remained outstanding for the period commencing on the Designated Event Payment Date through the earlier to occur of (i) the two year anniversary of the Designated Event Payment Date and
(ii) February 26, 2007. Holders of Convertible Notes that are subject to such a Designated Event Offer will be mailed a notice of Designated Event Offer from the Company prior to any related Designated Event Payment Date and, in accordance with the procedures and terms set forth in the Indenture, may elect to have such Convertible Notes or portions thereof in authorized denominations purchased by completing the form entitled "Option of Holder To Elect Purchase." Holders have the right to withdraw their election by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

         9. Subordination. The payment of the principal of, premium, if any, interest on, or any other amounts due on the Convertible Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each holder, by accepting a Convertible Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

         10. Conversion. Following the consummation of the transactions contemplated by the Early Conversion Agreements, the holder of any Convertible Note has the right at any time after the earlier of (i) the date the Company receives the Stockholder Approval (as defined in Section 5.17 of the Indenture) or (ii) June 30, 2004 (the earlier of such dates, the "Amended Conversion Date") and prior to the close of business (New York time) on the date of the Convertible Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Common Stock at the initial Conversion Price of $1.6014 per share, subject to adjustment under certain circumstances as more fully described in Section 5.6 of the Indenture, except that if a Convertible Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption. Notwithstanding the foregoing, however, the Company's obligation to deliver such shares of Common Stock upon any such conversion shall be subject to the requirements of Section
5.17 of the Indenture. In accordance with the terms of the Early Conversion Agreement, each Holder which executed an Early Conversion Agreement will be entitled to receive 845 shares of Common Stock for each $1,000 principal amount of Convertible Notes tendered for conversion pursuant thereto. Such shares shall satisfy, as set forth in the Early Conversion Agreement, in full the Company's obligation to issue Common Stock, accrued interest and Additional Voluntary Conversion Interest pursuant to the requirements of this paragraph 10.

         To convert a Convertible Note, a holder must (1) complete and sign a notice of election to convert substantially in the form set forth below (which such notice may be provided via facsimile), (2) surrender the Convertible Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. Upon conversion, no adjustment or payment will be made for interest or dividends (except for any required payment of Additional Voluntary Conversion Interest); provided, however, that on the date fixed for conversion, the Company will pay to the holder that has exercised its conversion rights hereunder an amount equal to all accrued but unpaid interest on the principal portion of its Convertible Note surrendered for conversion for the period through the day prior to the date fixed for conversion. The number of shares of Common Stock issuable upon conversion of a Convertible Note is determined by dividing the principal amount of the Convertible Note converted by the Conversion Price in effect on the Conversion Date and then adding any shares of Common Stock to be delivered in payment of the Additional Voluntary Conversion Interest. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest.

         A Convertible Note in respect of which a holder has delivered an "Option of Holder to Elect Purchase" form appearing below exercising the option of such holder to require the Company to purchase such Convertible Note may be converted only if the notice of option to elect to purchase is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Convertible Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

         11. Automatic Conversion by Company. If at any time after the Amended Conversion Date (a) the Daily Market Price of the Company's Common Stock exceeds 150% of the Conversion Price for at least 20 Trading Days during any 30-day Trading Day period, (b) the shares of Common Stock issuable upon conversion under this paragraph 11 have been registered pursuant to an effective Shelf Registration Statement under the Securities Act, (c) the Common Stock is, or shall have been, approved for listing on the NYSE, the American Stock Exchange (the "Amex") or for quotation on the NASDAQ Stock Market (the "NASDAQ") prior to the Automatic Conversion Date; and (d) all shares of Common Stock which may be issued with respect to the payment of interest on the Securities will be issued out of the Company's authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive rights, the Company may elect to automatically convert the Convertible Notes into Common Stock pursuant to Section 5.15 of the Indenture. Subject to Section 5.17 of the Indenture, in the event that the date that the Convertible Notes will be automatically converted occurs on or prior to Maturity, the Company will pay Additional Interest in Common Stock to the holders. The shares of Common Stock will be valued at the VWAP per share of the Company's Common Stock for the five Trading Days immediately prior to the date that the Company sends to the holders of the Convertible Notes the Automatic Conversion Notice. On the date fixed for conversion, the Company will pay to each holder an amount equal to all accrued but unpaid interest on the principal portion of its Convertible Note subject to the Automatic Conversion Notice for the period through the day prior to the date fixed for conversion. "Additional Interest" shall be equal to the interest that would have accrued and been payable in respect of the outstanding principal balance of the Convertible Notes that are converted hereunder had such principal balance remained outstanding for the period commencing on the Automatic Conversion Date through the earlier to occur of (i) the two year anniversary of the Automatic Conversion Date and (ii) February 26, 2007.

         12. Voluntary Conversion by Holder. If any holder elects to voluntarily convert its Convertible Notes at any time after the Amended Conversion Date and on or prior to Maturity, such holders will receive a payment of Additional Voluntary Conversion Interest upon conversion so long as the Company has not previously mailed an automatic conversion notice to holders. For purposes of paying the Additional Voluntary Conversion Interest on the Convertible Notes in Common Stock upon a voluntary conversion, (a) the provisions of Section

5.17 of the Indenture shall apply and (b) the shares of Common Stock will be valued at VWAP per share of the Company's Common Stock for the five Trading Days immediately prior to the date that the holder has delivered to the Company its notice of election to convert, as contemplated by clause (1) of the second paragraph of paragraph 10 above. A Holder which has elected to voluntarily convert its Convertible Notes pursuant to an Early Conversion Agreement will be entitled, in accordance with the Early Conversion Agreement, to receive the Additional Voluntary Conversion Interest specified herein.

         13. Denominations, Transfer, Exchange. The Convertible Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The transfer of Convertible Notes may be registered, and Convertible Notes may be exchanged, as provided in the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Convertible Note or portion of a Convertible Note selected for redemption (except the unredeemed portion of any Convertible Note being redeemed in part). Also, the Registrar need not exchange or register the transfer of any Convertible Note for a period of 15 days before a selection of Convertible Notes to be redeemed.

         14. Persons Deemed Owners. Except as provided in paragraph 2 of this Convertible Note, the registered holder of a Convertible Note may be treated as its owner for all purposes.

         15. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for the shorter of two years after such payment was due or a period ending 10 Business Days prior to the date, such funds would escheat to the State, the Trustee and the Paying Agent shall pay the money back to the Company at its request. After that, holders of Convertible Notes entitled to the money must look to the Company for payment unless an abandoned property law designates another person and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

         16. Defaults and Remedies. The Convertible Notes shall have the Events of Default as set forth in Section 8.1 of the Indenture. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the holders of at least 25% in aggregate principal amount of the then outstanding Convertible Notes by notice to the Company and the Trustee may declare all the Convertible Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all unpaid principal and interest accrued on the Convertible Notes shall become due and payable immediately without further action or notice. Upon acceleration as described in either of the preceding sentences, the subordination provisions of the Indenture preclude any payment being made to holders for at least 5 days except as otherwise provided in the Indenture and may preclude payment entirely.

         The holders of a majority in principal amount of the Convertible Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. Holders may not enforce the Indenture or the Convertible Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Convertible Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Company must furnish compliance certificates to the Trustee annually. The above description of Events of Default and remedies is qualified by reference to, and subject in its entirety by, the more complete description thereof contained in the Indenture.

         17. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Convertible Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the then outstanding Convertible Notes (including consents obtained in connection with a tender offer or exchange offer for Convertible Notes), and any existing default may be waived with the consent of the holders of a majority in principal amount of the then outstanding Convertible Notes including consents obtained in connection with a tender offer or exchange offer for Convertible Notes. Without the consent of any holder, the Indenture or the Convertible Notes may be amended, among other things, to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to holders, to make any change that does not adversely affect the rights of any holder, to qualify the Indenture under the TIA, and to comply with the requirements of the SEC in order to maintain the qualification of the Indenture under the TIA.

         18. Trustee Dealings with the Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Convertible Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee, subject to certain limitations provided for in the Indenture and in the TIA. Any Agent may do the same with like rights.

         19. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Convertible Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each holder, by accepting a Convertible Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Convertible Notes.

         20. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE NOTES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

         21. Authentication. The Convertible Notes shall not be valid until authenticated by the manual signature of an authorized officer of the Trustee or an authenticating agent.

         22. Abbreviations. Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN COM (for tenants in common), TEN ENT (for tenants by the entireties), JT TEN (for joint tenants with right of survivorship and not as tenants in common), CUST (for Custodian), and U/G/M/A (for Uniform Gifts to Minors Act).

         23. Definitions. Capitalized terms not defined in this Convertible Note have the meaning given to them in the Indenture. The Company will furnish to any holder of the

Convertible Notes upon written request and without charge a copy of the Indenture. Request may be made to:

                  Coeur d'Alene Mines Corporation
                  505 Front Avenue
                  Coeur d'Alene, Idaho 83814
                  Attention of:  Investor Relations

                                   SCHEDULE A

         The initial principal amount at maturity of this Global Security shall be $___________. The following increases or decreases in the principal amount of this Global Security have been made:

                           Amount of increase                             Principal Amount of       Signature of
                           in Principal Amount   Amount of Decrease in   this Global Security    Authorized Officer
                             of this Global       Principal Amount of       Following such          of Trustee or
       Date Made                Security          this Global Security   Decrease or Increase   Securities Custodian
-----------------------    -------------------   ---------------------   --------------------   --------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Convertible Note or a portion thereof repurchased by the Company pursuant to Section 3.8 or 4.7 of the Indenture, check the box: [ ]

         If the purchase is in part, indicate the portion (in denominations of $1,000 or any integral multiple thereof) to be purchased: __________

         Your Signature:               _________________________________________
                                       (Sign exactly as your name appears on the other side of this Convertible Note)

         Date:______________________

         Signature Guarantee:(1)       _________________________________________


__________________

(1) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                               ELECTION TO CONVERT

To:      Coeur d'Alene Mines Corporation

         The undersigned owner of $________ in principal of Coeur d'Alene Mines Corporation's 9.0% Convertible Senior Subordinated Notes due February 26, 2007 (the "Convertible Note") hereby irrevocably exercises the option to convert the Convertible Note, or the portion below designated, into Common Stock of Coeur d'Alene Mines Corporation in accordance with the terms of the Indenture referred to in the Convertible Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:
                                      Amount of Convertible Note to be converted
                                      ($1,000 or integral multiples thereof);


                                      $______________________________

                                      Signature (for conversion only)


                                      _______________________________

                                      Please Print or Typewrite
                                      Name and Address, Including
                                      Zip Code, and Social Security
                                      or Other Identifying Number:

                                      _______________________________

                                      _______________________________

                                      _______________________________

                                      _______________________________
                                      Signature Guarantee(2)

__________________

(2) Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.

                                                                       EXHIBIT B

               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
              WITH TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS]


Coeur d'Alene Mines Corporation
The Bank of New York
101 Barclay Street
New York, NY 10286

Attention:  Corporate Trust Office - Global Finance Unit

Ladies and Gentlemen:

         This certificate is delivered to request a transfer of $     principal
amount of the 9% Convertible Senior Subordinated Notes due 2007 (the "Securities") of Coeur d'Alene Mines Corporation (the "Issuer").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

         Name:  ___________________________________

         Address:  ________________________________

         Taxpayer ID Number:  _____________________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the later of the date which is two years after
(X) the later of (A) the date of original issue or (B) the date on which this Security was acquired from an affiliate of the Issuer or (Y) the date that is three months after the last date on which the Issuer or any affiliate of the Issuer was the owner of such Securities (or any predecessor thereto) only (a) to the Issuer or any subsidiary thereof, (b) to a Qualified Institutional Buyer in compliance with Rule 144A under the Securities Act, (c) to an Accredited

Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this security (the form of which letter can be obtained from the Trustee for this Security), (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer so requests), or (f) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. In connection with any transfer of this security prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Security was acquired from an affiliate of the Issuer or (Y) the date that is three months after the last date on which the Issuer or any affiliate of the Issuer was the owner of such Securities (or any predecessor thereto), pursuant to clause (c) or (e) above if the holder must, prior to such transfer, furnish to the Trustee and the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

                                            ____________________________________
                                                      [Name of Transferee]

                                            By:_________________________________
                                                      Authorized Signature

                                                                       EXHIBIT C

                      [FORM OF CERTIFICATE TO BE DELIVERED
               IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]


Coeur d'Alene Mines Corporation
The Bank of New York
101 Barclay Street
New York, NY 10286
Attention:  Corporate Trust Office - Global Finance Unit

                  Re:      Coeur d'Alene Mines Corporation (the "Issuer")
                           9% Convertible Senior Subordinated Notes due 2007 (the "Securities").

Ladies and Gentlemen:

         In connection with our proposed sale of $________ aggregate principal amount at maturity of the Securities, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A ("Rule 144A") under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Securities are being transferred to a person that we reasonably believe is purchasing the Securities for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Securities are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

         You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                            Very truly yours,

                                            ____________________________________
                                                      [Name of Transferee]


                                            By:_________________________________
                                                      Authorized Signature

                                    EXHIBIT B

         Section 5.17 Issuance Limitations.

                  (a) The total number of shares of Common Stock issued or issuable upon conversion of the Securities, as Additional Interest, Additional Voluntary Conversion Interest or Optional Redemption Interest (as defined in the Form of Security set forth in Exhibit A attached hereto) in respect of the Securities or otherwise (including any shares of capital stock or rights to acquire shares of capital stock issued by the Company pursuant to (i) those certain Early Conversion Agreements dated as of July 10, 2003 between the Company and the holders identified therein (the "Early Conversion Agreements") and (ii) any other transactions which are aggregated or integrated with the Common Stock issued or issuable upon conversion of the Notes or as Additional Interest, Additional Voluntary Conversion Interest or Optional Redemption Interest in respect of the Securities for purposes of any such rule or regulation) shall not exceed the maximum number of shares of Common Stock which the Company can so issue pursuant to any rule or regulation of the NYSE (or any other principal United States securities market on which the Common Stock trades) (the "Maximum Interest Share Amount"), which as of the Issuance Date was 27,532,042 (19.99% of the total shares of Common Stock outstanding on the Issuance Date), subject to equitable adjustments from time to time for stock splits, stock dividends combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issuance Date. The limitation set forth in this Section 5.17(a) shall not apply if the issuances of Common Stock in lieu of cash are Permitted Issuances (as defined below) or if the Stockholder Approval (as defined below) has been obtained.

                  (b) In the event that, following the consummation of the transactions contemplated by the Early Conversion Agreements, the number of shares of Common Stock issuable upon conversion of the then-outstanding Securities, when added to the number of shares of Common Stock previously issued and included in the computation of the Maximum Interest Share Amount, would exceed the Maximum Interest Share Amount, then, in lieu of receiving shares of Common Stock upon conversion of the Notes, a holder will be entitled, upon any such conversion, to receive an amount of cash equal to the As Converted Value (as defined in paragraph 5 of the Form of Security set forth in Exhibit A attached hereto and substituting the date on which the election to convert is delivered to the Conversion Agent for the "date on which a Notice of Redemption is sent" referred to clause (z) in said paragraph 5), provided that the limitation set forth in this Section 5.17(b) shall not apply if the issuances of Common Stock in lieu of cash are Permitted Issuances or the Stockholder Approval has been obtained.

                  (c) Following the consummation of the transactions contemplated by the Early Conversion Agreements, interest on the Securities (including Additional Interest, Additional Voluntary Conversion Interest or Optional Redemption Interest) shall be paid by the Company in cash unless prior to the issuance of shares of Common Stock in lieu thereof, the Company (i) is permitted (or not prohibited) by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded to issue shares of Common Stock as such interest in respect of the Securities in excess of the Maximum Interest Share Amount (a "Permitted Issuance") or (ii) has obtained stockholder approval of the issuance of shares of Common Stock as interest on the Securities in excess of the Maximum Interest Share

Amount in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities (the "Stockholder Approval").